EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2003 on the December 31, 2002 financial statements of Wien Group, Inc. in the Amended Registration Statement Form SB-2 (Amendment No. 8) of Wien Group, Inc. for the registration of 3,000,000 shares of its common stock. We acknowledge that these unaudited interim financial statements and our accountants' review report thereon will be included in the SB-2 filing submitted by Wien Group Inc.




/s/ Lilling & Company LLP
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Great Neck, New York
May 14, 2003